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                                                                    EXHIBIT 16.1


                       [LETTERHEAD OF BDO SEIDMAN, LLP]


October 25, 2000


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the paragraph comprising Change in Accountants included in the Form S-1 to be filed by our former client, TurboLinux, Inc. We agree with the statements made in response to that item insofar as they relate to our firm.

Very truly yours,

/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP
Los Angeles, California